Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 16, 2008 and February 18, 2009, respectively, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of Cohen & Steers European Realty Shares, Inc. and the December 31, 2008 Annual Report to Shareholders of Cohen & Steers International Realty Fund , Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers” and “Financial Statements” in such Registration Statement and under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in the Prospectus and Statements of Additional Information dated March 1, 2009 and May 1, 2009, respectively, which are also incorporated by reference in this Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 29, 2009